Exhibit 99.15
Casey Capital, LLC Seeks Improved Corporate Governance at Essex Rental Corp.; Stockholders Will Receive Two Different Sets of Materials for 2015 Annual Meeting
NEW YORK, May 6, 2015 /PRNewswire/ -- Casey Capital, LLC (together with its affiliates and other participants in its solicitation, "Casey Capital"), beneficial owners of approximately 5.9% of the outstanding shares of common stock of Essex Rental Corp. (NASDAQ: ESSX) ("Essex" or the "Company"), on May 4, 2015 delivered a letter to the Company offering its assistance to improve corporate governance at Essex. The full text of Casey Capital's letter appears as an exhibit to Casey Capital's Amendment No. 8. to Schedule 13D as filed with the Securities and Exchange Commission. See http://www.sec.gov/Archives/edgar/data/1373988/000089225115000070/form13d_ex99-13.htm.
Casey Capital and Lee D. Keddie have made numerous efforts to reach out to Essex to improve its board and its corporate governance. However, because the Essex board has refused to engage with us, we have filed preliminary proxy materials which will be followed by our definitive proxy materials to be used in connection with the solicitation of proxies from Essex stockholders for Essex's 2015 Annual Meeting.
Casey Capital and Mr. Keddie remind Essex stockholders that they will receive two sets of proxy materials: a set from Casey Capital and Mr. Keddie; and a set from the incumbent board of Essex. Casey Capital and Mr. Keddie yesterday filed revised preliminary proxy materials with the SEC and intend to file definitive proxy materials. Essex stockholders are urged to read both sets of proxy materials, including both our materials and the materials of the incumbent board of Essex, so that they may make informed decisions at the 2015 Annual Meeting.

Keating Muething & Klekamp is acting as legal advisor to Casey Capital.

About Casey Capital, LLC

Casey Capital is an investment manager based in Sherman, Connecticut, founded in 2002 by Kevin Casey. Casey invests in high quality but underperforming public companies that have multiple levers to unlock shareholder value. The firm seeks to engage with the management, boards, and shareholders of companies in a constructive dialogue in order to enhance shareholder value through improved operational efficiencies, strategic divestitures, capital structure optimization and increased corporate focus.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes "forward-looking statements" with respect to Essex, which can be identified by the use of forward-looking terminology such as "may," "will," "seek," "should," "could," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Casey Capital are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. Casey Capital reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Casey Capital disclaims any obligation to update the information contained herein. Casey Capital and/or one or more of the funds it manages may purchase additional Essex shares or sell all or a portion of their shares or trade in securities relating to such shares.

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Investor Contact:
Casey Capital, LLC
Kevin Casey
646-825-4630

CASEY CAPITAL, LLC ("CASEY CAPITAL") INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF ESSEX RENTAL CORP. (THE "COMPANY") IN CONNECTION WITH THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CASEY CAPITAL, KC GAMMA OPPORTUNITY FUND, LP, KEVIN CASEY, LEE KEDDIE, JOHN CLIMACO AND RELATED PARTICIPANTS IN THE SOLICITATION (COLLECTIVELY, THE "PARTICIPANTS"), WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, D.F. KING & CO., INC., CASEY CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING D.F. KING AT (212) 269-5550 OR TOLL-FREE AT (866) 406-2283.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS WILL BE CONTAINED IN THE SCHEDULE 14A TO BE FILED BY CASEY CAPITAL WITH THE SEC. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.